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                        SUBSIDIARIES OF THE REGISTRANT

                                  Exhibit 21

                        Form 10-K - December 31, 1996


TAL Financial Corporation, a Nevada corporation and a wholly-owned subsidiary of the Company.

The following companies are wholly-owned subsidiaries of TAL Financial Corporation except for TCA Cable Partners, a partnership owned 75% by TCA and 25% by Donrey Media Group, a division of Stephens Group, Inc.:

        Name                            State of Incorporation of Organization
---------------------                   --------------------------------------

TCA Management Company                                  Texas
Teleservice Corporation of America                      Texas
Texas Community Antennas, Inc.                          Texas
Texas Telecable, Inc.                                   Texas
TCA Cable of Amarillo, Inc.                             Texas
Telecable Associates, Inc.                              Texas
Sun Valley Cablevision, Inc.                            Idaho
VPI Communications, Inc.                                Texas
AvComm Corporation                                      Texas
Cable One Corporation                                   Pennsylvania
TCA Cable Partners                                      Delaware